                                                                   EXHIBIT 10.11

     TO THE EXTENT THAT THIS AIRCRAFT LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS AIRCRAFT LEASE AGREEMENT MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART DESIGNATED AS THE ORIGINAL ON THE SIGNATURE PAGE OF THIS AGREEMENT BY LESSOR (AS TERM IS DEFINED HEREIN).

                           AIRCRAFT LEASE AGREEMENT



                        Dated as of September 10, 1999

                                    between

                     GENERAL ELECTRIC CAPITAL CORPORATION

                                   as Lessor

                                      and

                          MIDWAY AIRLINES CORPORATION

                                   as Lessee

                    in respect of Aircraft: Boeing 737-700

                               Serial No: 28613

                       _________________________________

                 incorporating the provisions of that certain

                            COMMON TERMS AGREEMENT

                              (as defined herein)

                        ______________________________

                           AIRCRAFT LEASE AGREEMENT

THIS AIRCRAFT LEASE AGREEMENT is made as of September 10, 1999, and is BETWEEN:

(1) GENERAL ELECTRIC CAPITAL CORPORATION, a company incorporated under the laws of the State of New York, having its principal place of business and chief executive office at 260 Long Ridge Road, Stamford, CT 06927 ("Lessor"); and

(2) MIDWAY AIRLINES CORPORATION, a company incorporated under the laws of the State of Delaware, having its principal place of business and chief executive office at 2801 Slater Road, Suite 200, Morrisville, NC 27560 ("Lessee").

WHEREAS:

(A) Lessee wishes to lease the Aircraft (as defined below) from Lessor, and Lessor wishes to lease the Aircraft to Lessee, on the terms and subject to the conditions provided herein;

(B) Lessor and Lessee have entered into the Common Terms Agreement (as defined below); and

(C) Lessor and Lessee wish to incorporate by reference such Common Terms Agreement, as well as Schedules A and B attached hereto, into this Aircraft Lease Agreement for the Aircraft;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   INTERPRETATION

1.1 Definitions: In this Aircraft Lease Agreement, the following capitalized words and expressions have the respective meanings set forth below and the meanings set forth in Schedules A and B:

     Aircraft means the Airframe and Engines described on Part I of Schedule A and includes the Aircraft Documents and Records.

     Airframe Maintenance Adjustment shall have the meaning as set forth in Schedule B, Part VI hereof.

     Airframe Structural Check means a heavy maintenance visit which shall include but not be limited to accomplishment of a block C6 Systems and Structural Check (equivalent to a "D" check), all lesser checks, and interior refurbishment (including lavatories and galley) consistent with average industry standards for the first C6 Systems and Structural check for the Airframe type. Where relevant, the workscope and intervals (calendar and/or hourly) shall not be less than those prescribed by the Lessee's Maintenance Program. If the Lessee's Maintenance Program is not a block program then the Lessee shall perform those tasks required to bridge the Aircraft to the block program as set forth in Appendix J of the Manufacturer's Maintenance Planning Document.

     Common Terms Agreement means the "Aircraft Lease Common Terms Agreement" dated as of September 10, 1999 executed by General Electric Capital Corporation and Midway Airlines Corporation (as in effect on the date hereof without, unless Lessor and Lessee otherwise expressly agree, giving any effect to any subsequent amendment, supplement, waiver or other modification thereto), and which forms part of this Aircraft Lease Agreement.

     Delivery Condition Requirements means the requirements specified in Section 1 of Part III of Schedule A.

     Delivery Location means a location in the United States mutually acceptable to Lessor and Lessee.

     Deposit means all amounts payable pursuant to Section 3.1 hereof.

     Engine Refurbishment Maintenance Adjustment shall have the meaning as set forth in Schedule B, Part VI hereof.

     Final Delivery Date means the date that is two (2) months after the Scheduled Delivery Date.

     Indemnitee means each of Lessor, GECAS, and each of their respective shareholders, subsidiaries, Affiliates, partners, servants, contractors, directors, officers, agents and employees.

     LC Amount is not applicable.

     Lessee Modification Costs shall have the meaning as defined in the Modification Side Letter.

     Lessee Modification Fee means an amount equal to 1.98% of the Lessee Modification Costs.

     Maintenance Adjustment means collectively the Airframe Maintenance Adjustment and the Engine Refurbishment Maintenance Adjustment as the amounts payable by Lessee pursuant to Section 5.4 of the Common Terms Agreement, Section 3 of this Agreement and Schedule B, Part VI of this Agreement.

     Manufacturer means the manufacturer of the Airframe or an Engine, as the case may be, as set forth on Part I of Schedule A hereto.

     Minimum Measurable Fuel Requirement means 2,000 U.S. gallons.

     Modification Side Letter means a side letter agreement between Lessee and Lessor substantially in the form attached hereto as Schedule C relating to post-delivery modifications.

     Other Agreement means the Aircraft Lease Agreement dated as of September 10 1999 entered into between Lessor, on the one hand, and Lessee on the other hand with respect to the Aircraft bearing serial number 28613, but only so long as a GE Entity is the lessor thereunder.

     Other Aircraft means the Boeing 737-700 aircraft bearing serial number 28613 subject to the Other Agreement.

     Other Engines means the two General Electric CFM56-7B24 engines to be delivered to Lessee with the Other Aircraft and bearing the serial numbers set forth in Lease Supplement No.2.

     Owner means Lessor.

     Redelivery Location means (i) such location in the continental United States as Lessor may elect, or (ii) such other location as may be agreed in writing by Lessor and Lessee.

     Rent means all amounts payable pursuant to Section 3.2 hereof.

     Rent Commencement Date means the date on which Lessor tenders the Aircraft for Delivery to Lessee under Section 4.3(a) of the Common Terms Agreement.

     Scheduled Delivery Date means a date notified by Lessor to Lessee in accordance with Section 4.1(a) of the Common Terms Agreement in January 2000.

     Scheduled Delivery Month means January, 2000.

     Scheduled Delivery Week is not applicable.

     Scheduled Expiry Date means the date falling sixty-one (61) months after the Rent Commencement Date.

     State of Registry means the United States of America.

     Sublease Fee means the fee amount set forth in Part VII of Schedule B hereof.

     Supplemental Rent means all amounts payable pursuant to Section 3.3 hereof.

     Tax Indemnitee means Lessor and each Financing Party, if any, and each member of the consolidated group of which Lessor is a member for United States Federal Income Tax purposes.

     Term shall have the meaning as set forth for such word in Section 2.2 herein.

1.2 Interpretation: Unless otherwise defined herein, words and expressions defined in the Common Terms Agreement have the same respective meanings for the purposes of this Aircraft Lease Agreement. The construction provisions of Section 1.2 of the Common Terms Agreement shall apply to this Aircraft Lease Agreement.

2.   LEASING

2.1 Agreement to Lease: Subject to the terms and conditions of the Lease, Lessor will lease the Aircraft to Lessee and Lessee will take delivery of and lease the Aircraft from Lessor in accordance with the Lease for the duration of the Term.

2.2 Term: Subject to Sections 4.1 through 4.4 of the Common Terms Agreement, Delivery of the Aircraft will occur at the Delivery Location, whereupon Lessee shall accept the Aircraft hereunder and evidence such Delivery and acceptance by executing and delivering a Certificate of Technical Acceptance and Lease Supplement No. 1 as provided in Section 4.3 of the Common Terms Agreement. The Term will commence on the Delivery Date, which Delivery Date is scheduled to occur on the Scheduled Delivery Date, and will expire on the Scheduled Expiry Date unless terminated earlier in accordance with the provisions of the Lease.

3.   PAYMENTS

3.1  Deposit: Lessee shall pay to Lessor the Deposit in cash (to which Deposit
     Section 5.13 of the Common Terms Agreement shall apply), in the amounts and at the times provided in Part II of Schedule B hereto.

3.2 Rent: Lessee shall pay Rent to Lessor on each Rent Date during the Term in the amount provided in Part III of Schedule B hereto and as provided in Sections 5.2 and 5.3 of the Common Terms Agreement. The first instalment of Rent shall be due and payable on the Rent Commencement Date as defined herein. Provided no Default has occurred and is continuing, during the first Rental Period of this Agreement, Lessor shall grant Lessee a credit in an amount equal to fifty percent (50%) of the Rent otherwise due and payable by Lessee hereunder, calculated on a per diem basis for the actual number of days elapsed, for a period commencing on the Delivery Date to a date not to exceed thirty (30) days after the Delivery Date during which the Aircraft is undergoing post-Delivery modifications. Such credit shall be applied against the Rent then due and payable for the second Rental Period following the Delivery Date or in such other manner as Lessor and Lessee may agree.

3.3 Supplemental Rent and Maintenance Adjustment: Lessee shall pay (a) Supplemental Rent to Lessor on each applicable date during the Term in accordance with Section 5.4 of the Common Terms Agreement and in the amounts provided in Schedule B hereto; and (b) the Maintenance Adjustments to Lessor on the Return Occasion in the amounts provided in Schedule B hereto and as provided in Section 5.4 of the Common Terms Agreement. Lessor shall retain all Supplemental Rent and Maintenance Adjustments, subject to
     Section 3.4 below.

3.4 Lessor's Maintenance Contribution: Lessor shall make Maintenance Contributions payments as and to the extent provided in Section 7.2 of the Common Terms Agreement.

3.5 Lessor's Bank Account: For the purposes of Section 5.5 of the Common Terms Agreement, Lessor's bank account and wire transfer particulars, to which all payments to Lessor shall be made, are at the date hereof Bankers Trust Company, ABA number

     021 001 033 for the account of GECC T&I Air Depository Account, Account No. 50 255 888.

4.   Condition of the aircraft at delivery

4.1 On the Delivery Date, as a condition to Lessee's obligation to accept delivery thereof, the Aircraft shall be in the condition provided in Part III of Schedule A; provided, however, Lessee shall have no obligation to
                        --------  -------
     pay Rent until the Rent Commencement Date.

5.   CONDITION OF THE AIRCRAFT AT REDELIVERY

5.1 On the Return Occasion, Lessee shall redeliver the Aircraft to Lessor at the Redelivery Location and at such redelivery the Aircraft shall be in the condition provided herein and in the Common Terms Agreement, including
     Schedule 6 of the Common Terms Agreement.

 6.  ADDRESSES FOR NOTICES

     The addresses and facsimile and telephone numbers of Lessor and Lessee are as follows:

     Lessor:                       General Electric Capital Corporation
     Address:                      c/o GE Capital Aviation Services
                                   201 High Ridge Road
                                   Stamford, CT 06927
     Attention:                    Contracts Leader
     Facsimile:                    (203) 357-4585
     Telephone:                    (203) 357-3201

     Lessee:                       Midway Airlines Corporation
     Address:                      2801 Slater Road, Suite 200
                                   Morrisville, NC 27560

     Attention:                    General Counsel
     Facsimile:                    (919) 595-1705
     Telephone:                    (919) 595-6009

7.   SCHEDULES AND COMMON TERMS AGREEMENT

     All the provisions of Schedule A, Schedule B hereto and the Common Terms Agreement (including the schedules thereto) are incorporated by reference herein and are part of this Aircraft Lease Agreement as if they were set out in full herein. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BY ITS SIGNATURE BELOW, THE LESSEE ACKNOWLEDGES AND AGREES THAT THE LEASE OF THE AIRCRAFT HEREUNDER IS ON AN "AS-IS, WHERE-IS" BASIS AND THAT THE
                                      -----  --------
     DISCLAIMERS, EXCULPATIONS AND LIMITATIONS OF LIABILITY, INDEMNITIES, THE CHOICE OF NEW YORK LAW AS THE GOVERNING LAW, THE LESSEE'S SUBMISSION TO PERSONAL JURISDICTION IN NEW YORK, AND THE WAIVER OF ANY RIGHT TO A TRIAL BY JURY PROVIDED FOR IN THE COMMON TERMS AGREEMENT

     ARE INCORPORATED HEREIN BY SUCH REFERENCE AND ARE PART OF THIS AGREEMENT AS IF THE SAME WERE SET OUT IN FULL HEREIN.

8.   No amendment except in writing

     No provision of this Lease, including any provision of Schedule A, Schedule B or the Common Terms Agreement (including any provision of the schedules thereto), may be amended, rescinded, changed, waived, discharged, terminated or otherwise modified in any way whatsoever, except by a writing signed by the party to be charged. Lessor and Lessee acknowledge their agreement to the provisions of this Section 8 by their initials below:

     Lessor:________    Lessee:_________

          IN WITNESS WHEREOF, the parties hereto have executed this Aircraft Lease Agreement, each by their duly authorized representative(s), as of the date shown at the beginning of this Aircraft Lease Agreement.

     LESSOR:

     GENERAL ELECTRIC CAPITAL CORPORATION

     By:    __________________________

     Name:  __________________________

     Title: __________________________

     LESSEE:

     MIDWAY AIRLINES CORPORATION

     By:    __________________________

     Name:  __________________________

     Title: __________________________

                                   SCHEDULE A

                    PART I-AIRFRAME AND ENGINES DESCRIPTION



     AIRCRAFT

          Manufacturer:                 Boeing

          Model:                        737-700

          Serial Number:                28613

     ENGINES (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower)

          Manufacturer                  General Electric

          Engine Type:                  CFM56-7B24

          Serial Nos:                   To be determined and set forth in Lease
                                        Supplement No.2


     PART II-AIRCRAFT DOCUMENTS AND RECORDS


     A.   CERTIFICATES

          1.  FAA Certificate of Airworthiness (on board aircraft)

          2.  Current Aircraft Registration Certificate (on board aircraft)

     B.   AIRCRAFT RECORDS

          At delivery the Aircraft will be accompanied by the standard compliment of manuals and records furnished by the Aircraft and Engine manufacturers with a new Aircraft for a customer entitled to Customer Support at the Boeing Level Code 3.

                                  SCHEDULE A

                    PART III-DELIVERY CONDITION REQUIREMENTS


     Set forth below is a description of the condition in which the Aircraft must be in order for Lessee to be obligated to accept the Aircraft under the Lease. It is solely a description of such condition precedent and shall not be construed as a representation, warranty or agreement of any kind whatsoever, express or implied, by Lessor with respect to the Aircraft or its condition, all of which have been disclaimed by Lessor and waived by Lessee as set forth in the Lease, including in the Common Terms Agreement.

     On delivery, the Aircraft shall be new, ex factory and painted in Lessee's external livery. The Aircraft will be in the condition required for delivery pursuant to the Purchase Agreement No. 1905 dated as of April 25, 1996 between the Manufacturer (the "Purchase Agreement") and the Aircraft Specification D6-38808-34 except as amended by change orders initiated by Lessor under the terms of the Purchase Agreement. The Aircraft shall be configured in preparation for the configuration modifications as set forth in the Modification Side Letter.

                                   SCHEDULE B
                                COMMERCIAL TERMS

     Lessor and Lessee hereby agree that the definitions and other commercial and financial terms set forth in this Schedule B shall apply to the leasing of the Aircraft under the Lease.

     In addition, Lessor and Lessee understand and agree that the commercial and financial information contained in this Schedule B are considered by Lessor and Lessee as proprietary and confidential. Lessor and Lessee each hereby agree, and any of their assignees, upon becoming such shall agree, that it will treat this Schedule B as proprietary and confidential and will not, without the prior written consent of the other, disclose or cause to be disclosed, the terms hereof or thereof to any Person, except to its agents, representatives, advisors, employees, counsel, underwriters and auditors as necessary or appropriate for the leasing transaction which is the subject hereof, or except
(a) as may be required by applicable Law or pursuant to an order, or a valid and binding request, issued by any court or other Government Entity having jurisdiction over Lessor, Lessee or the assignee of either of them, as the case may be, or (b) as necessary to enable Lessor or its assignee to make transfers, assignments or other dispositions to potential transferees, assignees or participants of its interest in and to the Lease.

     In connection with any such disclosure or any filing of the information contained herein or therein pursuant to any such applicable Law, Lessor, Lessee or the assignee of either of them, as the case may be, shall request and use its best reasonable efforts to obtain confidential treatment of this Schedule B and the other party will cooperate in making and supporting any such request for confidential treatment.


     PART I    CASUALTY OCCURRENCE DEFINITIONS

     Agreed Value means [*]

     Damage Notification Threshold means [*]

     Deductible Amount means [*] or such higher amount as requested by Lessee and consented to by Lessor in writing (which consent may not be unreasonably withheld upon receipt of an opinion from an internationally recognized, independent insurance broker to the effect that such higher amount is the deductible amount then being maintained by major United States air carriers with respect to aircraft similar to the Aircraft).

     Minimum Liability Coverage means [*]


     PART II   DEPOSIT; [*]

     [*]

     * CONFIDENTIAL TREATMENT REQUESTED

     [*] Lessee acknowledges and agrees that it is not located in the State of New York within the meaning of Section 7-101 1-c(b) of the New York General Obligations Law, and therefore the requirements of Section 7-101 of the New York General Obligations Law do not apply to the Deposit.

     [*]

     Interest Rate: The Interest Rate shall be the "prime rate" as quoted in the Wall Street Journal from time to time during the applicable period
         -------------------
     [*] per annum, but not to exceed the maximum amount permitted by Law.


     PART III  RENT

     The Rent payable in respect of each Rental Period during the Term will be [*], per month, which shall be due and payable in advance on each Rent Date and be based on the yield on U.S. Treasuries with a maturity equal to the Term (rounded to the nearest whole year) [*] ("Cost of Funds"). Rent will be adjusted for changes from the assumed Cost of Funds two (2) days prior to the Scheduled Delivery Date. [*]

     PART IV   TAX DEFINITIONS; SPECIAL TAX INDEMNITY

     TAX DEFINITIONS:

     Lessor/Owner Tax Jurisdiction means the United States.

     MACRS Deductions means cost recovery deductions for 100% of the cost of the Aircraft pursuant to Section 168(b) of the Internal Revenue Code of 1986, as amended (the "Code"), commencing in 1999, computed (a) on the basis that the Aircraft is "7-year property" within the meaning of Section 168(e) of the Code), (b) by using the 200% declining balance method over a seven (7) year recovery period, switching to the straight-line method for the first taxable year of the Indemnitee during the term for

     *    CONFIDENTIAL TREATMENT REQUESTED
     which such method yields a larger allowance, (c) assuming salvage value is zero, and (d) using a half-year convention.

     SPECIAL TAX INDEMNITY:

     MACRS Deductions Indemnity

     Lessee will on demand pay and indemnify each Tax Indemnitee for any loss, disallowance, or deferral of, or delay in claiming the MACRS Deductions resulting from Lessee's using the Aircraft in such a manner as to cause the Aircraft to be treated as "used predominantly outside the United States" within the meaning of Section 168(g) of the Code (hereinafter referred to as a "MACRS Loss"). In determining the indemnity required in connection with a MACRS Loss to the Tax Indemnitee under this Clause, the Tax Indemnitees shall be assumed to be subject to a combined U.S. and state income tax rate of (after giving effect to the deductibility of such state income taxes for U.S. income tax purposes) 38% in 1999 and in each year thereafter (the "Assumed Tax Rate"), and the Tax Indemnitee will have sufficient taxable income to be taxed at the Assumed Tax Rate after full utilization of the MACRS Deductions. The amount payable under this indemnity shall be the amounts required from time to time, which, after deduction by the Tax Indemnitee of the amount of all additional U.S., state, local, and foreign taxes required to be paid by Tax Indemnitee in respect of the receipt or accrual of such amount, will equal the increase in income taxes payable by (or not refundable to) Tax Indemnitee as the result of such MACRS Loss, plus the amount of any actual interest, penalties, and additions to tax payable by Tax Indemnitee with respect to such MACRS Loss.

     If, as the result of a MACRS Loss, the amount of the U.S. income taxes payable by an Tax Indemnitee for any taxable year shall be less than the amount of such taxes that would have been payable by the Tax Indemnitee had such MACRS Loss not occurred (or as the result thereof, an Tax Indemnitee shall receive a refund of U.S. income taxes payable that shall be greater than the amount of such refund , if any, that the Tax Indemnitee would have received had such MACRS Loss not occurred), then such Tax Indemnitee shall pay to the Lessee the amount of such increased reduction in taxes (or refund, including any actual interest (net of any taxes payable with respect to such interest) received thereon), plus any net additional U.S., state, local, or foreign tax benefits actually realized by the Tax Indemnitee as the result of any payment made pursuant to this sentence (such reduction in, or increased refund of, income taxes to be determined on a hypothetical basis, i.e., assuming the Tax Indemnitee can utilize any additional tax benefits resulting from the MACRS Loss at the Assumed Tax
     Rate); provided, however, that the amount payable by the Tax Indemnitee pursuant to this sentence shall not exceed the sum of the amounts previously paid by the Lessee to the Tax Indemnitee pursuant to the preceding paragraph with respect to such MACRS Loss to the extent not previously taken into account under this sentence.

     PART V  SUPPLEMENTAL RENT

     The Supplemental Rent payable will be determined with reference to the following:

     Airframe Supplemental Rent means all Supplemental Rent payable by Lessee pursuant to Clause (a) below.

     Annual Supplemental Rent Adjustment means [*]

     APU Supplemental Rent means all Supplemental Rent payable pursuant to Clause (d) below;

     Assumed Ratio Adjustment: For the purposes of Section 5.4 of the Common Terms Agreement, Assumed Ratio means [*] and any adjustment pursuant to Clause 5.4 shall be based on the following table:

     [*]

     Assumed Utilization means an annual utilization of [*] hours.

     Engine LLP Supplemental Rent means all Supplemental Rent payable by Lessee pursuant to Clause (b) below.

     Engine Supplemental Rent means all Supplemental Rent payable by Lessee pursuant to Clause (c) below.

     Landing Gear Supplemental Rent means all Supplemental Rent payable by Lessee pursuant to Clause (e) below.

     Supplemental Rent equals each of the following amounts:

     (a)  Airframe: in respect of the Airframe, [*] ("Airframe Supplemental
                                                      ---------------------
          Rent Rate") for each Flight Hour operated by the Aircraft during the
          ---------
          calendar month ("Airframe Supplemental Rent");
                           --------------------------

     (b) Engine Life-Limited Parts: in respect of the life-limited Parts for each Engine, [*] ("Engine LLP Supplemental Rent Rate") for each Flight
                             ---------------------------------
          Hour operated by that Engine during that calendar month ("Engine LLP
                                                                    ----------
          Supplemental Rent");
          -----------------

     (c)  Engines: in respect of each Engine, [*] ("Engine Supplemental Rent
                                                    ------------------------
          Rate") for each Engine Flight Hour (or fraction thereof) operated by that Engine during that calendar month ("Engine Supplemental Rent");
                                                   ------------------------

     (d)  APU: in respect of the APU, [*] ("APU Supplemental Rent Rate") for
                                            --------------------------
          each Flight Hour operated by the APU during that calendar month ("APU
                                                                            ---
          Supplemental Rent"); and
          -----------------

     *    CONFIDENTIAL TREATMENT REQUESTED

     (e)  Landing Gear: in respect of the Landing Gear, [*] ("Landing Gear
                                                                ------------
          Supplemental Rent Rate") for each Flight Hour operated by the Landing
          ----------------------
          Gear during that calendar month ("Landing Gear Supplemental Rent").
                                            ------------------------------

     PART VI MAINTENANCE AND RETURN CONDITION DEFINITIONS; MAINTENANCE PAYMENTS AT REDELIVERY


     DEFINITIONS:

     Engine Cycles Restriction means [*] Engine Cycles.

     Engine Flight Hours Restriction means [*] Engine Flight Hours.

     [*]

     *    CONFIDENTIAL TREATMENT REQUESTED

     [*]

     Minimum Airframe Life Limited Component Cycles means [*] Cycles.

     Minimum Airframe Life Limited Component Flight Hours means [*] Flight
     Hours.

     Minimum APU Limit means [*] Flight Hours.

     *    CONFIDENTIAL TREATMENT REQUESTED

     Minimum Component Calendar Life means [*]

     Minimum Engine Cycles means [*] Cycles.

     Minimum Engine Flight Hours means [*] Flight Hours.

     Minimum Hard Time Component Cycles means [*] Cycles.

     Minimum Hard Time Component Flight Hours means [*] Flight Hours

     Minimum Landing Gear Calendar Time means [*] months.

     Minimum Landing Gear Cycles means [*] Cycles.

     Minimum Landing Gear Flight Hours means [*] Flight Hours.

     [*]

MAINTENANCE ADJUSTMENTS:

Maintenance Adjustment: In respect of each calendar month (or part thereof) during the Term, Lessee will pay to Lessor at the end of the Term in accordance with Section 5.4 of the Common Terms Agreement and Section 3.3 of this Agreement the following Maintenance Adjustments:

     [*]

     *    CONFIDENTIAL TREATMENT REQUESTED

     [*]

     PART VII   SUBLEASE FEE

     Sublease Fee means a non-refundable fee of [*] which shall be payable by Lessee to Lessor upon receipt of an invoice for such amount to cover Lessor's cost of evaluating the proposed subleasing arrangement, which amount shall remain non-refundable whether or not Lessor consents to such arrangement.


     PART VIII

     [*]

     *    CONFIDENTIAL TREATMENT REQUESTED

     [*]

     [*]

     *    CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE C

                       Form of Modification Side Letter


September 10, 1999


Midway Airlines Corporation
2801 Slater Road, Suite 2000
Morrisville, North Carolina 27560

Re: Modification Services to be performed by BF Goodrich, on behalf of Midway Airlines Corporation ("Lessee"), for two Boeing 737-700 aircraft bearing Manufacturer's Serial Number 30051 and 28613, respectively (together the "Aircraft" and each an "Aircraft") being purchased by General Electric Capital Corporation ("Lessor") and leased by Lessor to Lessee


Ladies and Gentlemen:


We refer to two Aircraft Lease Agreements, and one Common Terms Agreement (collectively, the "Leases" and each a "Lease") each dated September 10, 1999 between Lessor as lessor, and Lessee, as lessee, relating to the Aircraft. Capitalised terms used herein but not defined shall have the meanings ascribed thereto in the Leases. This is the Modification Side Letter as defined in the Leases.

Following Delivery of the Aircraft to Lessee, Lessee shall, with the assistance of the Manufacturer and the Lessor, deliver the Aircraft to BF Goodrich in the State of Washington (the "Location") for post-delivery modifications described in Annex A hereto (the "Modifications") pursuant to an agreement between GE Capital Aviation Services, Inc., as agent for Lessor ("GECAS"), and BF Goodrich (the "Modification Agreement"). The Modifications to be performed by BF Goodrich under the Modification Agreement have been ordered or procured by GECAS solely at the request of Lessee.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

[*]

2. Lessee shall ensure that its representative is available to accept the satisfactory completion of the Modifications and/or any other relevant services and/or works as and when required by the terms of the Modification Agreement.

[*]

*    CONFIDENTIAL TREATMENT REQUESTED

  [*]

  (c)Payments pursuant to this paragraph 3 shall be made to Lessor's account. Lessor shall provide Lessee with invoices for such payments at least 5 days prior to the due date for the relevant payment.

[*]

5.   Nothing in this Side Letter shall be construed to modify the Lease.

[*]

7. GECAS shall be responsible for any breach of its obligations set forth herein.

8. GECAS is authorized to designate any person or persons to carry out its obligations under this Side Letter.

This letter shall be governed by and construed in accordance with New York law and shall be incorporated by reference into each of the Leases.

*    CONFIDENTIAL TREATMENT REQUESTED

Please confirm your agreement and acceptance of the terms of this letter by countersigning below.

Yours faithfully

GE CAPITAL AVIATION SERVICES, INC.

as agent for Lessor


By:    _________________________


Name:  _________________________


Title: _________________________



Date:  __  September , 1999


We hereby confirm and agree to be bound by the terms of this letter.


MIDWAY AIRLINES CORPORATION


By:    _________________________


Name:  _________________________


Title: _________________________

                                    ANNEX A
                                    -------


[*]

*    CONFIDENTIAL TREATMENT REQUESTED